Exhibit 10.2

SIDE LETTER AGREEMENT

May 7, 2026

This Side Letter Agreement (this “Side Letter Agreement”), dated as of May 7, 2026, is by and between CID Holdco, Inc. (the “Company”) and White Lion Capital, LLC (“White Lion”). The Company and White Lion are collectively referred to herein as the “Parties”.

Reference is made to that certain Note Purchase Agreement (the “Note Purchase Agreement”), dated April 17, 2026, by and between the Parties. Capitalized terms used but not defined herein shall have the definitions ascribed to them by the Note Purchase Agreement.

In consideration of the mutual agreements contained herein, the Parties hereby agree as follows:

1. Amendments to Note Purchase Agreement. White Lion and the Company acknowledge and agree to the following terms and conditions in addition to those set forth in the Note Purchase Agreement:

a.	Acceleration of the First Required Subsequent Closing Date and Second Required Subsequent Closing Date. Notwithstanding anything to the contrary contained in the Note Purchase Agreement, including, without limitation the provisions of Section 1(b) of the Note Purchase Agreement, and subject to the satisfaction (or written waiver) of the conditions set forth in Section 7 and Section 8 of the Note Purchase Agreement, the Investor may accelerate each of the First Required Subsequent Closing Date and Second Required Subsequent Closing Date to any earlier date at its sole discretion upon written notice to the Company, which written notice may be delivered via email. All references in the Note Purchase Agreement to the First Required Subsequent Closing Date and Second Required Subsequent Closing Date shall be deemed to refer to such accelerated date, as applicable.

b.	Delivery of Payments. Notwithstanding anything to the contrary contained in the Note Purchase Agreement, including, without limitation the provisions of Section 1(d) of the Note Purchase Agreement, and unless otherwise subsequently agreed in writing by the Parties, (i) payment of the Funding Amount for the First Required Subsequent Closing Date shall be made directly to the Company, in accordance with the Company’s written wiring instructions, and (ii) thereafter, payment of the Funding Amount for the Second Required Subsequent Closing Date and any Optional Subsequent Closing date shall be made directly to J.J. Astor, in accordance with J.J. Astor’s written wiring instructions, until all amounts under the J.J. Astor Notes are paid in full.

2. Counterparts; Execution. This Side Letter Agreement may be executed in one or more counterparts (including by electronic mail, in PDF or by DocuSign or similar electronic signature), all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties. Counterparts may be delivered via electronic mail (including any electronic signature covered by the U.S. federal ESIGN Act of 2000, Uniform Electronic Transactions Act, the Electronic Signatures and Records Act or other applicable law, e.g., www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

3. Governing Law. THIS SIDE LETTER AGREEMENT SHALL BE SUBJECT TO THE PROVISIONS REGARDING GOVERNING LAW SET FORTH IN SECTION 9(a) OF THE NOTE PURCHASE AGREEMENT, AND SUCH PROVISIONS ARE INCORPORATED HEREIN BY THIS REFERENCE, MUTATIS MUTANDIS.

4. Terms and Conditions of the Note Purchase Agreement. Except as modified and amended herein, all of the terms and conditions of the Note Purchase Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the undersigned have executed and delivered this Side Letter Agreement as of the date first above written.

CID HOLDCO, INC.

By:	/s/ Edmund Nabrotzky
Name:	Edmund Nabrotzky
Title:	Chief Executive Officer

WHITE LION CAPITAL, LLC

By:
Name:	Yash Thukral, JD
Title:	Managing Director